 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2024

KATAPULT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39116	81-4424170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5360 Legacy Drive, Building 2 Plano, TX	75024
(Address of principal executive offices)	(Zip Code)

(833) 528-2785
(Registrant’s telephone number, including area code:)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	KPLT	The Nasdaq Stock Market LLC
Redeemable Warrants	KPLTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K of Katapult Holdings, Inc. (the “Company”) filed on April 24, 2024 (the “Original Form 8-K”). Following the submission of the Original Form 8-K, the Company discovered that the incorrect item number was used and inadvertently tagged in the submission (Item 5.01 should have been Item 5.02) and the date of the earliest event reported should have been April 22, 2024 versus April 24, 2024. The Company is amending the Original Form 8-K for the sole purpose of correcting these items. No disclosure has changed from the Original Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2024, Katapult Holdings, Inc.’s (the “Company”) Chief Accounting Officer, Christopher Towers resigned from the Company. Mr. Towers will serve in his current position through May 1, 2024 (the “Departure Date”). Mr. Towers' resignation is for personal reasons and is not the result of any disagreement with the Company related to the Company’s operations, policies, or practices. The Company intends to initiate a comprehensive search for a qualified replacement candidate to fill the position of Chief Accounting Officer. Upon Mr. Towers' departure and until such time as a permanent replacement is named, Mr. Arthur Goss, Vice President, Internal Audit will assume the duties and responsibilities of the Chief Accounting Officer on an interim basis. Mr. Goss, age 62, has served as the Company’s Vice President, Internal Audit since March 2024. He most recently served as the Vice President, Internal Audit for LL Flooring Holdings, Inc. from July 2016 until March 2024 and previously served as the Chief Accounting Officer for Delhaize Group SA from 2006 until 2013 among various other accounting and audit roles over the course of his career. Mr. Goss holds a BSBA in Accounting from The Ohio State University. He is a Certified Public Accountant (North Carolina State Board of Certified Public Accountant Examiners) and a Certified Fraud Examiner (Association of Certified Fraud Examiners).

There are no arrangements or understandings between Mr. Goss and any other person pursuant to which he was appointed as Interim Chief Accounting Officer. There are no family relationships between Mr. Goss and any director or officer of the Company or any other related-party transaction of the Company involving Mr. Goss.

In connection with his commencement of his interim role as Interim Chief Accounting Officer, Mr. Goss and the Company entered into a letter agreement that provides for a monthly stipend of $5,000 for the greater of three months or until a replacement is named.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 24, 2024	/s/ Orlando Zayas
		Name:	Orlando Zayas
		Title:	Chief Executive Officer